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                                                                    EXHIBIT 23.2

                              ACCOUNTANTS' CONSENT

The Board of Directors
Cytec Industries Inc.:

     We consent to the use of our reports relating to the consolidated financial statements and schedules of Cytec Industries Inc. and subsidiaries incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.

                                          /s/ KPMG PEAT MARWICK LLP

                                          --------------------------------------
                                          KPMG Peat Marwick LLP

Short Hills, New Jersey

September 4, 1998